SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 10, 2018

Hammer Fiber Optics Holdings Corp.
(Exact name of registrant as specified in its charter)

Nevada	000-1539680	98-1032170
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of Incorporation)		Identification Number)

311 Broadway, Point Pleasant Beach, NJ 08742
(844) 413-2600
(Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

FORWARD LOOKING STATEMENTS

The following discussion, in addition to the other information contained in this Current Report (“Report”), should be considered carefully in evaluating our prospects. This Report (including without limitation the following factors that may affect operating results) contains forward-looking statements regarding us and our business, financial condition, results of operations and prospects. Words such as "expects," "anticipates," "intends," "plans," "believes," "seeks," "estimates" and similar expressions or variations of such words are intended to identify forward-looking statements, but are not the exclusive means of identifying forward-looking statements in this Report. Additionally, statements concerning future matters such as revenue projections, projected profitability, growth strategies, possible changes in legislation and other statements regarding matters that are not historical are forward-looking statements.

Forward-looking statements in this Report reflect the good faith judgment of our management and the statements are based on facts and factors as we currently know them. Forward-looking statements are subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, but are not limited to, those discussed in this Report. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this Report. We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this Report.

Item 1.02 TERMINATION OF A MATERIAL DEFINITIVE AGREEMENT

On December 15, 2015, Hammer Fiber Optics Investments, Ltd. (“HFOI”), a wholly-owned subsidiary of Hammer Fiber Optics Holdings Corp. (the “Company”) entered in a Master Spectrum Lease Agreement with Straight Path Communications for the use of licensed 28 Ghz and 31 Ghz LMDS spectrum for the purposes of providing wireless broadband to customers in Atlantic City, New Jersey and its surrounding environs.

On May 11th, 2017, Straight Path Communications, the company which held and leased the rights for the 28 GHz radio frequency that the Company used to provide its broadband services, announced that it had reached an agreement to be acquired by Verizon Communications. This acquisition was approved by the Federal Communications Commission on January 18th, 2018.

Verizon Communications initially informed HFOI of their intention to honor the terms of the lease agreement, then subsequently issued a notification to the Company that the spectrum lease for the 28 GHz spectrum will be prematurely terminated as of October 31, 2018. The Company negotiated with Verizon to find a path forward and was offered a less desirable spectrum leasing arrangement.  After extensive engineering discussions it was determined that it was not feasible to pursue the alternative agreement proposed by Verizon.  As a result, the Company is informing all affected customers that service operations and support will be discontinued as of October 31, 2018.

The operations affected as a result of the termination of the Master Spectrum Lease Agreement resulted in $175,888 in operating revenues for the twelve months ended April 30, 2018. The Company is actively pursuing other revenue sources, focusing on growth areas both within the US and internationally where spectrum assets may be available for the implementation of new wireless broadband networks.

As previously stated on Form 8-K dated September 13, 2018, the Company has entered into definitive stock purchase agreements with 1stPoint Communications LLC, Endstream Communications LLC, Open Data Centers LLC, and Shelcomm Inc. This business combination is intended to provide strategic opportunities for growth in areas other than the market and source of revenue impacted by these events. Furthermore, this business combination is unaffected by the termination of the Master Spectrum Lease Agreement.

Item 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d) Exhibits

The following exhibits are filed herewith:

Exhibit No.	Description
10.1	Hammer Fiber Optic Investments Ltd., Press Release dated October 10, 2018

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Hammer Fiber Optics Holdings, Corp.

Dated: October 10, 2018

/s/ Mark Stogdill

By: Mark Stogdill

Its: Executive Director